Action by Unanimous Written Consent of Board of Trustees

In Lieu of a Meeting April 26, 2021

Wildermuth Endowment Fund

Power of Attorney

WHEREAS, the Wildermuth Endowment Strategy Fund (the “Trust”), periodically files amendments to its Registration Statement with the U.S. Securities and Exchange Commission (the SEC”) under the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940 Act, as amended (the “1940 Act”).

NOW, THEREFORE, each person whose signature appears below hereby constitutes and appoints Karen A. Aspinall and Ethan D. Corey, each in their capacities as Partners of Practus, LLP, their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for them and in their names, place and stead, in any and all capacities, to sign any post-effective amendments to the Registration Statement on Form N-2 for the Trust, and to sign any and all documents to be filed with the SEC pursuant to the 1933 Act (File No. 333-191152), the Securities Exchange Act of 1934, as amended and the 1940 Act (File No. 811-22888); and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorney-in-fact and agent full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, this Consent, which may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, is effective as of the date first written above.

Signatures	Office with the Trust	Date

/s/Daniel Wildermuth	Chairman, Trustee, President and	April 26, 2021
Daniel Wildermuth	Chief Executive Officer

/s/Martel Day	Trustee	April 26, 2021
R. Martel Day

/s/Randall Fretz	Trustee	April 26, 2021
Randall D. Fretz

/s/Anthony Lewis	Trustee	April 26, 2021
Anthony H. Lewis

/s/Carol Wildermuth	Trustee	April 26, 2021
Carol Wildermuth

/s/Gerard Scarpati	Chief Financial Officer	April 26, 2021
Gerard Scarpati

CERTIFICATE

The undersigned, President and Chief Executive Officer of WILDERMUTH ENDOWMENT FUND, hereby certifies that the following resolution is duly adopted by a majority of the Board of Trustees via unanimous written consent, and is in full force and effect:

Dated:  April 26, 2021

By:	/s/Daniel Wildermuth
Daniel Wildermuth
President and Chief Executive Officer WILDERMUTH ENDOWMENT FUND